UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code
(303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 4.01
Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee of the board of directors of the Registrant recently conducted a competitive selection process to determine the Registrant’s independent registered public accounting firm for the fiscal year ending August 31, 2018. As a result of this process, on December 4, 2017, the Registrant dismissed Crowe Horwath LLP (“Crowe”) as the Registrant’s independent registered public accounting firm. The dismissal of Crowe was approved by the Audit Committee of the board of directors of the Registrant. Crowe has been the Registrant’s independent registered public accounting firm since January 16, 2017.

The audit report of Crowe on the Registrant’s financial statements for the fiscal year ended August 31, 2017 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended August 31 2017, and the subsequent interim period through December 4, 2017 (the date of the change in auditors), the Registrant has not had any disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crowe’s satisfaction, would have caused it to make reference thereto in its reports on the Registrant’s financial statements for the relevant period. During the fiscal year ended August 31, 2017 and through December 4, 2017, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Crowe with a copy of this disclosure as set forth under this Item 4.01 and requested Crowe to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Crowe is attached hereto as Exhibit 16.1.

(b)           Appointment of New Independent Registered Public Accounting Firm.

On December 4, 2017, the Audit Committee of the board of directors of the Registrant engaged EKS&H LLLP (“EKS&H”) to serve as the independent registered public accounting firm for the Registrant beginning with the fiscal year ending August 31, 2018.

During the fiscal years ended August 31, 2016 and 2017, and the subsequent interim period through December 4, 2017, the Registrant did not consult with EKS&H regarding (a) the application of accounting principles to a specified transaction, (b) the type of audit opinion that might be rendered on the Registrant’s financial statements by EKS&H, in either case where written or oral advice provided by EKS&H would be an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues or (c) any other matter that was the subject of a disagreement between the Registrant and its former auditor or was a reportable event (as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01
Financial Statements and Exhibits.

(d)           Exhibits.
Exhibit No.	Description
16.1	Letter from Crowe Horwath LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2017
PURE CYCLE CORPORATION

By:
/s/ Mark W. Harding
               Mark W. Harding
               President and Chief Financial Officer